UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2018 frontdoor, inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38617	82-3871179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Peabody Place, Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 701-5002

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On October 1, 2018, ServiceMaster Global Holdings, Inc. (“ServiceMaster”) completed its planned separation of its American Home Shield business (the “Separation”) through the distribution of approximately 80.2% of the outstanding shares of common stock of its wholly owned subsidiary, frontdoor, inc. (the “Company”), to holders of record of ServiceMaster common stock as of September 14, 2018 (the “Distribution”). The Distribution was made at 12:01 a.m., Eastern Time, on October 1, 2018 (the “Effective Time”). As a result of the Distribution, the Company is now an independent public company and its common stock is listed under the symbol “FTDR” on the Nasdaq Global Select Market.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Resignation and Appointment of Directors

In connection with the Separation and Distribution, the Board of Directors of the Company (the “Board”), effective as of immediately prior to the Effective Time, (i) expanded its size from five directors to six directors, (ii) accepted the resignations of each of Thomas E. Courtney and Marisol Natera, who had been serving as directors of the Company and (iii) appointed each of Peter L. Cella, Richard P. Fox and William C. Cobb as a director of the Company to fill the vacancies resulting from such increase and resignations. Each of Peter L. Cella, Richard P. Fox and William C. Cobb previously had been serving as a director of ServiceMaster and resigned from the board of directors of ServiceMaster prior to joining the Board. Rexford J. Tibbens, Liane J. Pelletier and Anna C. Catalano remain on the Board and will continue to serve as directors of the Company following the Distribution.

On October 1, 2018, the Board, effective immediately, expanded its size from six directors to seven directors and appointed Brian McAndrews as a director of the Company to fill the vacancy resulting from such increase.  Mr. McAndrews served as president and chief executive officer, and chairman of the board of directors, of Pandora Media, Inc., an internet radio company, from 2013 until 2016.  Previously, he served as a venture partner with Madrona Venture Group, LLC, a venture capital firm, from 2012 to September 2013, and as a managing director of Madrona from 2009 to 2011. He previously held executive positions at Microsoft Corporation and aQuantive, a leading digital marketing services and technology company which was acquired by Microsoft in 2007. Mr. McAndrews currently serves as the chairman of the board of GrubHub Inc., an online and mobile food-ordering company, and also serves on the board of directors of The New York Times Company, a multimedia news and information company, and Teladoc, Inc., a global leader in virtual medical care.

Following the resignations and appointments described above, on October 1, 2018, the Board, effective immediately, determined the current Chair and committee assignments as follows:

•                  Mr. Cobb shall serve as Chairman of the Board;

•                  Mr. Fox (Chair), Mr. Cella and Ms. Pelletier shall serve as members of the Audit Committee of the Board;

•                  Mr. Cobb (Chair), Ms. Catalano and Ms. Pelletier shall serve as members of the Compensation Committee of the Board; and

•                  Mr. Cella (Chair), Mr. Fox and Mr. McAndrews shall serve as members of the Nominating and Corporate Governance Committee of the Board.

In addition, the Board is currently divided into three classes, as follows:

Class I:	Mr. Cella and Ms. Pelletier serve in the first class of directors of the Board whose term expires at the Company’s 2019 annual meeting of stockholders;

Class II:	Mr. Fox, Mr. McAndrews and Mr. Tibbens serve in the second class of directors of the Board whose term expires at the Company’s 2020 annual meeting of stockholders; and

Class III:	Ms. Catalano and Mr. Cobb serve in the third class of directors of the Board whose term expires at the Company’s 2021 annual meeting of stockholders.

As previously reported, following the completion of the Distribution, members of the Board who are not employed by us will be entitled to receive an annual retainer of $200,000, of which $80,000 will be payable in cash in quarterly installments and the other $120,000 will be payable in shares of fully vested common stock. Each director may elect to defer the receipt of the shares of common stock as deferred stock equivalents to a point in the future. In addition to the amounts described above, the non-executive Chairman will receive an additional annual cash retainer of $50,000 and an extra $100,000 award of fully vested stock.  The chairpersons of the Audit Committee and the Compensation Committee will each receive an additional annual cash retainer of $20,000 and the chairperson of the Nominating and Corporate Governance Committee will receive an additional annual cash retainer of $10,000. All of our directors will be reimbursed for reasonable expenses incurred in connection with attending Board meetings and committee meetings.

The applicable annual cash retainers and stock awards to be paid by the Company for service during fiscal 2018 will be prorated accordingly. Since Messrs. Cella, Fox and Cobb previously received a 2018 annual stock award while serving as directors of ServiceMaster, only Ms. Pelletier, Ms. Catalano and Mr. McAndrews will be granted a prorated annual stock award. The Company will also grant Mr. Cobb a prorated portion of his extra stock award in connection with his service as Chairman of the Board.

Adoption of frontdoor, inc. 2018 Omnibus Incentive Plan

In connection with the Separation and Distribution, on August 24, 2018, the Company obtained shareholder approval and adopted, effective as of October 1, 2018, the frontdoor, inc. 2018 Omnibus Incentive Plan (the “Omnibus Plan”).  A summary of certain features of the Omnibus Plan can be found on pages 126-127 and 128-129 of the Company’s Information Statement under the section entitled “Executive Compensation—Compensation Discussion and Analysis,” which is incorporated by reference into this Item 5.02.  The description of the Omnibus Plan set forth under this Item 5.02 is qualified in its entirety by reference to the full text of the Omnibus Plan, which was previously filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 28, 2018.

Item 7.01. Regulation FD Disclosure.

On October 2, 2018, the Company issued a press release announcing the appointment of Mr. McAndrews as a director of the Company. A copy of the press release is furnished hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release of frontdoor, inc., issued October 2, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2018	FRONTDOOR, INC.

	By:	/s/ Brian K. Turcotte
		Name:	Brian K. Turcotte
		Title:	Senior Vice President and Chief Financial Officer